1 For Ministry Use Only Asusage exctusif du ministere Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on MAY 02, 2006 Ministere des Services aux consommateurs et aux enterprises CERTIFICAT Ceci certifie que les presents status entrent en vigueur le MAY 02 MAI, 2006 /s/ illegible Director/Directrice Business Corporations Act/Loi sur les societes par actions Ontario Corporation Number Numero de la societe en Ontario 1644037 Form 3 Business Corporations Act Formule 3 Loi sur les societes par actions ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale actuelle de la societe (ecrire en LETTRES MAJUSCULES SEULEMENT): BROOKFIELD ASSET MANAGEMENT IN C. 2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS) Nouvelle denomination sociale de la societe (s il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT): 3. Date of incorporation/amalgamation: Date de la constitution ou de la fusion: 2005/01/01 (Year,Month,Day) (annee,mois,jour) 4. Complete only if there is a change in the number of directors or the minimum / maximum number of directors. Il faut remplir cette partie seulement si le nombre d administrateurs ou si le nombre minimal ou maximal d adminstrateurs a change. Number of directors is/are: or minimum and maximum number of directors is/are: Nombre d administrateurs: ou nombres minimum et maximum d administrateurs : Number or minimum and maximum Nombre ou minimum et maximum 16 5. The articles of the corporation are amended as follows: Les statuts de la societe sont modifies de la facon suivante : The certificate and articles of the Corporation are hereby amended to increase the number of directors of the Corporation from 14 to 16. 07119(03/2003)

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dument autorisee conformement aux articles 168 et 170 (selon le cas) de la Loi sur les societes par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actionnaires ou les administrateurs (selon le cas) de la societe ont approuve la resolution autorisant la modification le 2006 04 28 (Year,Month,Day) (annee,mois,jour) These articles are signed in duplicate. Les presents statuts sont signes en double exemplaire. Brookfield Asset Management Inc. (Name of Corporation)(If the name is to be changed by these articles set out current name) (Denomination sociale de la societe)(Si l on demande un changement de nom, indiquer ci-dessus la denomination sociale actuelle). By/ Par: /s/ illegible Senior Vice President & Secretary (Signature) (Description of Office) (Signature) (Fonction) 07119(03/2003)